SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2009 (February 23, 2009)

_____________________

GLEN ROSE PETROLEUM CORPORATION
(Exact name of registrant as specified in Charter)

Delaware	001-10179	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

One Energy Square, Suite 200
4925 Greenville Avenue, Dallas, TX 75206
(Address of Principal Executive Offices)

214-800-2663
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[    ] Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c)) [Missing Graphic Reference]

This Form 8-K and other reports filed by Glen Rose Petroleum Corporation (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item. 2.02	Results of Operations and Financial Condition

On February 24, 2009, Glen Rose Petroleum Corporation issued a press release that summarized operational results and financial condition from its Form 10-Q for the period ending December 31, 2008, filed February 23, 2009.  A copy of this press release is attached as Exhibit 99.1.

Item. 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Glen Rose Petroleum Corporation has restated its financial statements as of and for the six months ended September 30, 2008 in its Form 10-Q for the period ending December 31, 2008.  The restatement was made primarily to reclass certain lease operating expenses that should have been capitalized.
The impact of such restatement to the financial statements as of September 30, 2008 is:

	As of September 30, 2008

	As Originally
	Presented	Adjustments	As Restated
Consolidated Condensed Balance Sheet
Total current assets	$958,731	$ -	$ 958,731
Total assets	6,615,734	1) 178,603	6,794,337
Total current liabilities	3,128,470	1) 18,789	3,147,259
Total liabilities	3,218,876	1) 18,789	3,237,665
Accumulated deficit	(47,782,927)	1) 159,814	(47,623,113)
Total stockholder's equity	$3,396,858	$ 1) 159,814	$ 3,556,672

	For Six Months Ended
	September 30, 2008
	As Originally
	Presented	Adjustments	As Restated
Consolidated Condensed Statement of Operations
Total revenue	$72,871	$ -	$ 72,871
Total operating costs and expenses	1,604,254	1) (159,814)	1,444,440
Loss from operations	(1,531,382)	1) 159,814	(1,371,568)
Net income (loss)	(1,532,131)	1) 159,814	(1,372,317)
Net income (loss) per share:
Basic and Diluted	$(0.16)		$ (0.14)

1) To reclassify amounts that were reported as lease operating expenses that should have been reported as capital assets.  The liabilities were affected due to reclassification of payables.  The Company reviewed costs which were charged to operations as lease operating expenses and determined that these expenses should have been capitalized as development cost.  This restatement is being made to reflect the proper treatment of these costs.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 –	Press release dated February 24, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2009

GLEN ROSE PETROLEUM CORPORATION

By:	/s/ Joseph F. Langston Jr.
\Joseph F. Langston Jr., President